UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 3, 2014 (October 29, 2014)

SMTC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
635 Hood Road
Markham, Ontario, Canada L3R 4N6
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on October 29, 2014. The stockholders were asked to vote on the three proposals listed below, which were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 17, 2014. The final voting results for each proposal are set forth below.

Proposal 1 – Each of the four nominees for director was elected by the Company’s stockholders. The vote tabulation was as follows:

Nominee	For	Withheld	Broker Non-Votes
Clarke Bailey	6,146,746	585,191	6,540,918
David Sandberg	6,373,473	358,464	6,540,918
Lawrence Silber	6,299,073	432,864	6,540,918
J. Randall Waterfield	6,374,973	356,964	6,540,918
Frederick Wasserman	6,220,873	511,064	6,540,918
Sushil Dhiman	6,460,548	271,389	6,540,918

Proposal 2 – The ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending December 28, 2014 was approved by the Company’s stockholders.  The vote tabulation was as follows:

For	Against	Abstain
13,136,097	40,134	96,624

Proposal 3 – The non-binding advisory vote regarding the compensation of the Company’s named executives was approved by the Company’s stockholders.  The vote tabulation was as follows:

For	Against	Abstain	Broker Non-Votes
6,555,555	132,630	43,752	6,540,918

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2014	SMTC CORPORATION By: /s/ Sushil Dhiman Name: Sushil Dhiman Title: President and Chief Executive Officer